UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7373 Gateway Blvd Newark, CA (Address of principal executive offices)	94560 (Zip Code)
Registrant’s telephone number, including area code: (510) 648-3553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LCIDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 8, 2021, Lucid Group, Inc. (the “Company”) repurchased an aggregate of 857,825 shares of its Class A Common Stock from certain individuals (the “Individual Sellers”) who were directors and employees of the Company’s predecessor, Atieva, Inc. (“Atieva”) (such transactions, the “Repurchases”). The repurchase price was $24.15 per share, which is equal to the average closing price of the Company’s Class A Common Stock on the Nasdaq Global Select Market for the three trading day period ending on and including October 6, 2021, the second trading day prior to the date of the Repurchases. The Repurchases were effected pursuant to voluntary individual agreements (the “Repurchase Agreements”) with each of the Individual Sellers.

The Repurchases were effected solely to allow the Individual Sellers to satisfy certain tax obligations (including tax withholding obligations of the Company) incurred in connection with such Individual Sellers’ purchase of shares of Series E Preferred Stock from Atieva on April 2, 2021. At the closing of the Repurchases, the Company applied the proceeds to remitting required tax withholding to the applicable U.S. tax authorities.

The Individual Sellers included Peter Rawlinson, a director of the Company and the Company’s Chief Executive Officer and Chief Technology Officer, from whom the Company repurchased 178,796 shares; Eric Bach, the Company’s Senior Vice President, Product and Chief Engineer, from whom the Company repurchased 195,557 shares; Michael Bell, the Company’s Senior Vice President, Digital, from whom the Company repurchased 33,526 shares; and Tony Posawatz, a director of the Company, from whom the Company repurchased 14,511 shares.

The Repurchases and the Repurchase Agreements were approved by the Audit Committee and by the Board of Directors. In addition, the Board of Directors exempted the Repurchases from the application of Article 5, Section 5.04 of the Company’s Amended and Restated Bylaws, which otherwise restricts holders of shares of the Company’s Class A Common Stock that were acquired in exchange for shares of Atieva from transferring such shares until January 19, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2021	LUCID GROUP, INC.

	By:	/s/ Sherry House
Name: Sherry House Title: Chief Financial Officer